SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934 (Amendment No. )

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LAKE AREA CORN PROCESSORS, LLC
(Name of Registrant as Specified In Its Charter)

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LAKE AREA CORN PROCESSORS, LLC
46269 South Dakota Highway 34, P.O. Box 100
Wentworth, South Dakota 57075

NOTICE OF 2011 ANNUAL MEETING OF MEMBERS
To be held Tuesday, May 24, 2011
To our Members:

The 2011 Annual Meeting of Members (the “2011 Annual Meeting”) of Lake Area Corn Processors, LLC (the “Company”) will be held on Tuesday, May 24, 2011, at Nicky's, 1407 N.W. 2nd Street, West Highway 34, Madison, South Dakota 57042. Dinner will begin at 6:00 p.m. The 2011 Annual Meeting will follow dinner, and will commence at approximately 7:00 p.m. local time. The Company's Board of Managers (the “Board”) encourages you to attend the meeting.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF ANNUAL MEETING MATERIALS FOR THE MEMBER MEETING TO BE HELD ON TUESDAY, MAY 24, 2011:

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This communication presents only an overview of the more complete annual meeting materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the annual meeting materials before voting.

◦	The information statement, ballot and annual report to members are available at http://www.dakotaethanol.com/lacp.html.

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If you want to receive a paper or e-mail copy of these documents, you must request one. There is no charge to you for requesting a copy. Please make your request for a copy by calling our office at (605) 483-2676 or toll free at (888) 539-2676 or emailing Alan May at amay@dakotaethanol.com or on our website at http://www.dakotaethanol.com/lacp.html on or before May 17, 2011, to facilitate timely delivery.

The purposes of the meeting are to: (1) Elect three (3) managers to the Board; (2) Provide an advisory vote on the Company's executive compensation called a “Say-on-Pay;” (3) Provide an advisory vote on how frequently to hold the Say-on-Pay vote; (4) Provide an advisory vote on whether the Board should amend the Company's operating agreement to remove the term limits applicable to members of the Board; and (5) Transact such other business as may properly come before the 2011 Annual Meeting or any adjournments thereof.

Only Members listed on the Company's records at the close of business on April 2, 2011 are entitled to notice of the 2011 Annual Meeting and to vote at the 2011 Annual Meeting and any adjournments thereof. For your ballot to be valid, it must be RECEIVED by the Company no later than 5:00 p.m. local time on Monday, May 23, 2011 or must be presented in person at the 2011 Annual Meeting.

All members are cordially invited to attend the 2011 Annual Meeting in person. However, to assure the presence of a quorum, the Board requests that you promptly sign, date and return the ballot, whether or not you plan to attend the meeting. Ballots are available on the Company's website at http://www.dakotaethanol.com/lacp.html and may be printed by the members. No personal information is required to print a ballot. If you wish to revoke your ballot at the meeting and execute a new ballot, you may do so by giving notice to Alan May, our membership coordinator. You may fax the ballot to the Company at (605) 483-2681 or mail it to us at P.O. Box 100, Wentworth, South Dakota 57075. You may call our office using the phone numbers listed above or e-mail Alan May at amay@dakotaethanol.com for directions to the 2011 Annual Meeting so you may attend the meeting in person.

By order of the Board of Managers,
/s/ Ronald Alverson
Chairman of the Board

Wentworth, South Dakota
April 13, 2011

Lake Area Corn Processors, LLC
46269 South Dakota Highway 34
P.O. Box 100
Wentworth, South Dakota 57075

Information Statement
2011 Annual Meeting of Members
Tuesday, May 24, 2011
Dinner: 6:00 p.m. Meeting: 7:00 p.m.

The information statement and ballot were prepared by the board of managers of Lake Area Corn Processors, LLC (the “Company”) for use at the 2011 Annual Meeting of Members to be held on Tuesday, May 24, 2011 (the “2011 Annual Meeting”), and at any adjournment thereof. The 2011 Annual Meeting will be held at Nicky's, 1407 N.W. 2nd Street, West Highway 34, Madison, South Dakota 57042. Dinner will begin at 6:00 p.m. The 2011 Annual Meeting will follow dinner, and will commence at approximately 7:00 p.m. local time. Distribution of this information statement and ballot to the members is scheduled to begin on or about April 13, 2011. WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING

Q:    Why did I receive this Information Statement?

A:    The board of managers of the Company (the “Board”) is providing this information statement and ballot to enable you to vote at the 2011 Annual Meeting because you were a member of the Company at the close of business on April 2, 2011, the record date, and are entitled to vote at the meeting.

Q:    What am I voting on?

A:    At the 2011 Annual Meeting, the members will vote on: (i) Proposal One, election of three managers to the Board; (ii) Proposal Two, provide an advisory vote on the Company's executive compensation called a “Say-on-Pay;” (iii) Proposal Three, provide an advisory vote on how frequently to hold the Say-on-Pay vote; and (iv) Proposal Four, provide an advisory vote on whether the Board should amend the Company's operating agreement to remove the term limits applicable to members of the Board. Although the Board is not currently aware of any additional matters to be presented at the 2011 Annual Meeting, if other matters do properly come before the 2011 Annual Meeting, those present will vote on those matters if a quorum is present.

Q:    How many votes do I have?

A:    Each Class A member is entitled to one vote for each matter to be voted on at the 2011 Annual Meeting, regardless of how many capital units the member owns.

Q:    What is the Say-on-Pay Vote?

A:    The Say-on-Pay vote is an advisory vote by the Company's members whereby the member can either endorse or not endorse the Company's system of compensating its executive officers. While the Say-on-Pay vote is not binding on the Board, the Board intends to take the vote into consideration in making future compensation awards to the Company's executive officers. The Company may also use the Say-on-Pay vote to engage members in a dialogue regarding the Company's system of compensating its executive officers.

Q:    What is the advisory vote on how frequently the Company will present the Say-on-Pay vote to members?

A:    In addition to the Say-on-Pay vote discussed above, the Company is presenting the members the opportunity to provide input on how often the Company should hold the Say-on-Pay vote. The members can choose whether they would like the Company to have the Say-on-Pay vote every year, every two years or every three years. While this vote is not binding on the Board, the Board intends to use the results of this vote to determine how frequently to present the Say-on-Pay vote at the Company's annual meetings.

Q:    What is the advisory vote on removing the term limits for the managers?

A:    The Company's Third Amended and Restated (the “Operating Agreement”) currently includes term limits whereby members of the Board cannot serve more than three consecutive terms on the Board. While the Board has the power to remove these term limits without the approval of the members, this proposal is intended to gauge whether the members would like to maintain these term limits or if they would like to remove the term limits. While the member vote is not binding on the Board, the Board intends to take the member vote into consideration when deciding whether to remove the term limits. The managers who will be affected by the term limits will be certain managers who will stand for re-election starting at our 2012 annual meeting.

Q:    What is the voting requirement to elect the managers and what is the effect of an abstention or withhold vote?

A:    In the election of managers, the three nominees receiving the greatest number of votes relative to the votes cast for their competitors will be elected, regardless of whether any individual nominee receives votes from a majority of the quorum. Members do not have cumulative voting rights. In the manager election, because managers are elected by plurality vote, abstentions and withheld votes will not be counted either for or against any nominee. Abstentions will be included when counting units to determine whether a sufficient number of the voting membership units are represented to establish a quorum.

Q:    What is the voting requirement for the Say-on-Pay vote and what is the effect of an abstention?

A:    The advisory vote on executive compensation called the Say-on-Pay vote will be approved if the votes cast FOR the proposal exceed the votes cast AGAINST the proposal. A properly executed ballot marked ABSTAIN with respect to the proposal will not count FOR or AGAINST the proposal. Abstentions with respect to this proposal are counted for purposes of establishing a quorum.

Q:    What is the voting requirement for the advisory vote on how frequently to present the Say-on-Pay vote and what is the effect of an abstention?

A:    The advisory vote on how frequently to present the Say-on-Pay vote to the members is a plurality vote, which means that the alternative that receives the greatest number of votes, compared to the votes cast for the other alternatives, will be the vote of the members. This advisory vote is not binding on the Board. However, the Board intends to use the results of this vote to determine how frequently to present the Say-on-Pay vote at the Company's annual meetings. A properly executed ballot marked ABSTAIN with respect to this proposal will not count FOR or AGAINST any alternative. Abstentions with respect to this proposal are counted for purposes of establishing a quorum.

Q:    What is the voting requirement for removing the term limits for managers and what is the effect of an abstention?

A:    The advisory vote on removing the terms limits for managers will be approved if the votes cast FOR the proposal exceed the votes cast AGAINST the proposal. A properly executed ballot marked ABSTAIN with respect to the proposal will not count FOR or AGAINST the proposal. Abstentions with respect to this proposal are counted for purposes of establishing a quorum.

Q:    How many Class A Members are there?

A:    As of April 2, 2011, there were 29,620,000 Class A units outstanding and 1,039 Class A members of record. Since each Class A member is entitled to one vote, regardless of the number of units the member owns, there are 1,039 total votes available on any matter presented to the members.

Q:    What constitutes a quorum?

A:    The presence, either in person or through an absentee ballot, of ten percent (10%) of the Class A members constitutes a quorum. Based on the current number of Class A members, the presence of at least 104 members, either in person or through a properly executed ballot, would constitute a quorum. If you submit a properly executed ballot, you will be considered present at the 2011 Annual Meeting for the purpose of establishing a quorum.

Q:    Do I have dissenters or appraisal rights?

A:    Neither South Dakota law nor the Operating Agreement provide for dissenters rights or appraisal rights or any similar rights. Therefore, an abstention or withholding your vote with respect to a nominee or other proposal does not affect the availability of dissenters or appraisal rights or any similar rights.

Q:    How do I vote?

A:    You may vote at the 2011 Annual Meeting using either of the following methods:

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Ballot. You may cast your votes for the four proposals by executing a ballot for the 2011 Annual Meeting and submitting it to us prior to the 2011 Annual Meeting. We urge you to specify your choices by marking the appropriate boxes on your ballot for the 2011 Annual Meeting. After you have marked your choices, please sign and date the ballot and return it to us, either by mail at P.O. Box 100, Wentworth, South Dakota, 57075 or fax it to us at (605) 483-2681. All ballots submitted by mail or fax must be RECEIVED by us by 5:00 p.m. local time on May 23, 2011.

•	In person at the 2011 Annual Meeting. All members may present the ballot in person at the 2011 Annual Meeting to cast the member's vote on the four proposals.

Q:    What can I do if I change my mind after I send in my ballot?

A:    You may revoke your ballot by:

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Giving written notice of the revocation, which must be RECEIVED prior to 5:00 p.m. local time on May 23, 2011, to Alan May, Membership Coordinator, at our offices at P.O. Box 100, Wentworth, South Dakota, 57075 or by fax at (605) 483-2681; or

•	Giving personal or written notice of the revocation to Alan May, Membership Coordinator, at the commencement of the 2011 Annual Meeting.

Q:    What happens if I mark too few or too many boxes on the ballot?

A:    With respect to the manager election, you must mark three choices on the ballot for the ballot to be valid. If you vote FOR less than three nominees in the manager election, your ballot will be invalid and no nominee will receive your vote. If you vote FOR more than three nominees in the manager election, your ballot will be invalid and no nominee will receive your vote. With respect to the proposals other than the manager election, if you mark contradicting choices on your ballot, such as both FOR and AGAINST a proposal, your vote with respect to that proposal will be invalid and will not be counted for that proposal. If you do not mark any choices for the proposals, other than the manager election, your vote will not be counted with respect to the proposals for which you did not mark a choice. All properly executed ballots will be counted for the purpose of determining whether a quorum is present at the meeting.

Q:    Who can attend the 2011 Annual Meeting?

A:    All members as of the close of business on the record date, and their immediate families, may attend the 2011 Annual Meeting.

Q:    What is the record date for the 2011 Annual Meeting?

A:    April 2, 2011.

Q:    Who will count the vote at the 2011 Annual Meeting?

A:    All votes will be tabulated by Alan May and Paul Geraets, who were appointed Election Inspectors by the Board.

YOUR VOTE IS IMPORTANT. PLEASE PRINT, COMPLETE, SIGN AND RETURN YOUR BALLOT NO LATER THAN 5:00 P.M. LOCAL TIME ON MONDAY, MAY 23, 2011 WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING.

PROPOSALS

PROPOSAL ONE: ELECTION OF MANAGERS

The Board is comprised of seven managers. The Board is currently divided into three groups, with each group serving three-year staggered terms. Three managers will be elected by the members at the 2011 Annual Meeting, and the terms of the remaining managers expire in either 2012 or 2013. Below is a chart showing when each manager's term expires:

2011	Todd Brown Dale Thompson Brian Woldt
2012	Randy Hansen Ronald Alverson
2013	Rick Kasperson Dave Wolles

The Board has recommended as nominees for election at the 2011 Annual Meeting: Todd Brown, Shelia Gerry, Dale Thompson, and Brian Woldt. Todd Brown, Dale Thompson and Brian Woldt have each served on the Board since the Company's inception. Shelia Gerry has not previously served on the Board. Each of the nominees was recommended by members of the Company to the nomination committee. The nomination committee nominated each of the manager nominees.

The following table contains certain information with respect to the nominees for election to the Board at the 2011 Annual Meeting:

Name and Principal Occupation	Age	Year First Became a Manager	Term Expires
Todd Brown, Farmer	45	1999	2011
Shelia Gerry, Farmer and Mail Processing Clerk	67	—	—
Dale Thompson, Farmer	63	1999	2011
Brian Woldt, Farmer	46	1999	2011

Information About Nominees

All of the manager nominees satisfy the definition of independence under NASDAQ Rule 5605(a)(2). We determined the independence of our manager nominees by looking at their business, familial and social relationships as they relate to the Company, including any contracts or other agreements that the nominees may have with the Company. We have determined that the corn delivery agreements that certain of our members have, including some of the manager nominees, do not affect the independence of our manager nominees as corn deliveries are based on prices generally available to all of our members. Each of our manager nominees can be reached at the address of the Company: 46269 South Dakota Highway 34, P.O. Box 100, Wentworth, South Dakota 57075.

Todd Brown, Incumbent Manager and Nominee - Age 45. For the past 27 years, Mr. Brown has been the owner/operator of a farming operation in Dell Rapids, South Dakota. Mr. Brown oversees the day-to-day business of the farm. Mr. Brown graduated from St. Mary's High School in Dell Rapids South Dakota in 1983. Mr. Brown was employed by Sweetman Construction in 1982 and LG Everist in 1983. Mr. Brown and his wife Michelle have three children, Eric, Chelsey, and Mitchell. Mr. Brown is an active volunteer at St. Mary's School and St. Mary's Catholic Church, is a volunteer basketball coach for the 7th grade basketball team and is an officer of the St Mary's 400 Club. Mr. Brown's farming operation consists of a corn and soybean rotation as well as hay production for his cow calf operation. Mr. Brown is a member of the American Corn Growers Association, National Farmers Organization, and the South Dakota Cattlemen's Association. Mr. Brown has been a member of the Board since our inception. Mr. Brown also serves on the board of managers of Dakota Ethanol, L.L.C., our wholly-owned subsidiary. Mr. Brown was selected as a manager nominee based on his prior involvement with the Company in addition to his prior agricultural and business experience.

Shelia Gerry, Nominee - Age 67. For the past 48 years, Ms. Gerry has been involved in her family farm in Wentworth, South Dakota. Ms. Gerry's farm includes both grain and livestock. Ms. Gerry also had a long career with the United States Postal Service where she was a mail processing clerk and supervisor. Ms. Gerry has not previously served on the Board. Ms. Gerry was selected as a manager nominee based on her prior agricultural and business experience.

Dale Thompson, Incumbent Manager and Nominee - Age 63. For the past 42 years, Mr. Thompson has been self-employed as a farmer on a family farm in Lake County, South Dakota. Mr. Thompson is a member of Trinity Lutheran Church in Madison. Mr. Thompson is a 1965 graduate of Orland High School and graduated in 1969 from South Dakota State University. Mr. Thompson is presently serving on the KingBrook Rural Water Board, the State Value Added Board and is the treasurer for the State of South Dakota Water Board. Mr. Thompson has been a member of the Board since our inception. Mr. Thompson has served as our Vice-Chairman since 2007. Mr. Thompson also serves on the board of managers of Dakota Ethanol, L.L.C., our wholly-owned subsidiary.

Mr. Thompson will serve as Vice-Chairman of the Board until the 2011 Annual Meeting at the pleasure of the Board or until his earlier resignation, death or removal. Mr. Thompson was selected as a manager nominee based on his prior involvement with the Company in addition to his prior agricultural and business experience.

Brian Woldt, Incumbent Manager and Nominee - Age 46. For the past 17 years, Mr. Woldt has operated a farm in Wentworth, South Dakota. Mr. Woldt graduated from Rutland High School and attended National College of Business in Sioux Falls, before moving to Dallas, Texas for 12 years. Mr. Woldt held various technical and financial positions while employed at Electronic Data Systems and Perot Systems Corporation. Mr. Woldt returned to Lake County in 1993 to pursue a farming career. Mr. Woldt has been farming since 1994 and serves as Chairman of AGRICAP, an Ag-based venture capital company. Mr. Woldt also sits on the board of managers of Dakota Ethanol, L.L.C., our wholly-owned subsidiary. Mr. Woldt has been a member of the Board since our inception. Mr. Woldt was selected as a manager nominee based on his prior involvement with the Company in addition to his prior agricultural and business experience.

Information About Non-nominee Managers

The following table contains certain information with respect to the members of our Board who are not nominees for election at the 2011 meeting. All of the non-nominee managers satisfy the definition of independence under NASDAQ Rule 5605(a)(2). We determined the independence of our non-nominee managers by looking at their business, familial and social relationships as they relate to the Company, including any contracts or other agreements that the managers may have with the Company. Each of the Company's non-nominee managers can be reached at the address of the Company: 46269 South Dakota Highway 34, P.O. Box 100, Wentworth, South Dakota 57075.

Ronald Alverson, Manager - Age 59. For the past 37 years, Mr. Alverson has been the owner/operator of RS, Inc., a grain production enterprise near Chester, South Dakota. Mr. Alverson graduated from Chester High School in 1970 and from South Dakota State University in 1974 with a bachelor of science degree in agronomy. Mr. Alverson was a founding member and past president of the South Dakota Corn Grower's Association, and past Board member of the National Corn Grower's Association. Mr. Alverson has served on the Board since our inception. Mr. Alverson is also a member of the board of managers of Dakota Ethanol, L.L.C., our wholly-owned subsidiary. Mr. Alverson has served as our Chairman since 2007.

Mr. Alverson will serve as Chairman of the Board until the 2012 Annual Meeting at the pleasure of the Board or until his earlier resignation, death or removal.

Randy Hansen, Manager - Age 52. For the past 31 years, Mr. Hansen has been a partner in Longacre Farms Inc., a 1,500 acre farm producing corn, soybeans and hay. Mr. Hansen also manages a background to finish feedlot with a 1,000 head capacity. Mr. Hansen graduated from South Dakota State University in 1980 with a Bachelor of Science degree in Agriculture Engineering. Mr. Hansen was elected to the Chester Area school board in 1986 where he served 15 years. Mr. Hansen is also a member of the South Dakota Corn Growers Association. Mr. Hansen was first elected to the Board at our 2006 Annual Meeting. Mr. Hansen also sits on the board of managers of Dakota Ethanol, L.L.C., our wholly-owned subsidiary. Mr. Hansen has served as our Secretary since 2007.

Mr. Hansen will serve as Secretary of the Board until the 2012 Annual Meeting at the pleasure of the Board or until his earlier resignation, death or removal.

Rick Kasperson, Manager - Age 54. For the past 30 years, Mr. Kasperson has been a partner in the Kasperson Brothers Partnership. Mr. Kasperson farms with his brother David in the Sinai South Dakota area. The partnership farming operation consists of corn, soybeans, alfalfa, and a feeder cattle operation. It also includes a Pioneer Hi-Bred seed dealership. Mr. Kasperson attended and graduated in Ag Engineering from South Dakota State University in May of 1979. Mr. Kasperson was a director of the South Dakota Corn Growers Association. He served as president for one year and as chairman of the board for two years. Mr. Kasperson was first elected to the Board at our 2007 Annual Meeting. Mr. Kasperson also sits on the board of managers of Dakota Ethanol, L.L.C., our wholly-owned subsidiary. Mr. Kasperson has served as our Treasurer since 2007.

Mr. Kasperson will serve as Treasurer of the Board until the 2013 Annual Meeting at the pleasure of the Board or until his earlier resignation, death or removal.

Dave Wolles, Manager - Age 48. For the past 27 years, Mr. Wolles has been self-employed as a farmer in Dell Rapids, South Dakota. Mr. Wolles graduated from Dell Rapids St. Mary's High School in 1980 and South Dakota State University in 1984. Mr. Wolles has been keeping the books for a small construction company for the past 20 years. Mr. Wolles is also the financial secretary for the local Catholic Order of Foresters and the treasurer of Burk Township in Minnehaha County. Mr. Wolles was first elected to the Board at our 2010 Annual Meeting.

PROPOSAL TWO: ADVISORY VOTE ON EXECUTIVE COMPENSATION CALLED SAY-ON-PAY

We believe that our compensation policies and procedures are reasonable based on the size and complexity of the Company and are strongly aligned with the long-term interests of our members. Recently, Congress passed a law that requires publicly reporting companies to present to their members an advisory vote on the Company's executive compensation program. We urge you to read the “EXECUTIVE COMPENSATION” section of this information statement, including the Company's Compensation Discussion and Analysis section, for details on the Company's executive compensation, including the Company's compensation philosophy and objectives and the 2010 compensation of our executive officers. This advisory member vote, commonly known as “Say-on-Pay,” gives you as a member the opportunity to endorse or not endorse our executive officer compensation program and policies through the following resolution:

“RESOLVED, that the members endorse the compensation of the Company's executive officers, as disclosed in the Compensation Discussion and Analysis, the compensation tables, and the related disclosure contained under the caption “EXECUTIVE COMPENSATION” of this information statement.”

Because your vote is advisory, it will not be binding on the Board. However, the Board will take into account the outcome of the vote when considering future executive compensation arrangements. We believe the “Say-on-Pay” proposal demonstrates our commitment to achieving a high level of total return for our members.

This proposal will be approved if the votes cast FOR the proposal exceed the votes cast AGAINST the proposal, regardless of whether either alternative receives a vote from a majority of the members represented at the 2011 Annual Meeting.

THE BOARD RECOMMENDS THAT YOU VOTE FOR ENDORSEMENT OF THE COMPENSATION OF OUR EXECUTIVE OFFICERS.

PROPOSAL THREE: FREQUENCY OF THE SAY-ON-PAY VOTE

The Company is presenting the following proposal, which gives you as a member the opportunity to inform the Company as to how often you would like the Company to include a proposal, similar to Proposal Two, in our information statement. This resolution is required pursuant to Section 14A of the Securities Exchange Act. While the Board intends to carefully consider the member vote resulting from this proposal, the final vote will not be binding on the Company and is advisory in nature.

“RESOLVED, that the members wish the Company to include an advisory vote on the compensation of the Company's executive officers pursuant to Section 14A of the Securities Exchange Act every: (i) year; (ii) two years; or (iii) three years.”

The alternative that receives the greatest number of votes compared to the other alternatives, regardless of whether any alternative receives a a vote from a majority of the members represented at the 2011 Annual Meeting, shall be the vote of the members.

THE BOARD RECOMMENDS THAT YOU VOTE TO HOLD AN ADVISORY VOTE ON EXECUTIVE COMPENSATION (SAY-ON-PAY) EVERY 3 YEARS.

PROPOSAL FOUR: ADVISORY VOTE ON ELIMINATING MANAGER TERM LIMITS

The Company's Operating Agreement provides that no manager may serve more than three consecutive terms on the Board. Many of the Company's managers have served since the Company's inception. Therefore, some of our incumbent managers will be reaching their term limits starting at our 2012 annual meeting. The Board has the power under the Operating Agreement to remove these term limits. The Company is presenting the following proposal, which gives you as a member the opportunity to voice your opinion regarding whether the term limits applicable to the Company's managers should be eliminated from the Operating Agreement. While this vote is non-binding on the Board, the Board intends to take the member vote into consideration when it decides whether to remove the term limits.

“RESOLVED, that the members would like the Board to amend the Company's Third Amended and Restated Operating Agreement in order to remove the term limits applicable to members of the Company's Board of Managers.”

This proposal will be approved if the votes cast FOR the proposal exceed the votes cast AGAINST the proposal, regardless of whether either alternative receives a vote from a majority of the members represented at the 2011 Annual Meeting.

EXECUTIVE OFFICERS AND MANAGEMENT

Executive Officers of Lake Area Corn Processors, LLC

Our executive officers are set forth below.  Our officers will hold their positions indefinitely at the pleasure of the Board until their earlier death, resignation or removal. Each of the executive officers can be reached at the Company's address, 46269 South Dakota Highway 34, P.O. Box 100, Wentworth, South Dakota 57075.

Scott Mundt, Chief Executive Officer - Age 49. Mr. Mundt has been the General Manager of Dakota Ethanol, our wholly-owned subsidiary, since 2006 and was employed by Dakota Ethanol as a transition coordinator in 2005. Mr. Mundt has been our Chief Executive Officer since August 2007. Prior to his positions with Dakota Ethanol, Mr. Mundt was the Vice President of Manufacturing for Fey Industries. Mr. Mundt managed the day-to-day operations of Fey Industries and approximately 200 employees. Mr. Mundt currently sits on the board of directors of Renewable Products Marketing Group, LLC, a private company, our ethanol marketer, and the Renewable Fuels Association. Mr. Mundt is employed by Dakota Ethanol pursuant to an employment agreement. The employment agreement with Mr. Mundt is for at will employment and may be terminated by either party at any time.

Rob Buchholtz, Chief Financial Officer - Age 40. Mr. Buchholtz has been employed as the Controller of Dakota Ethanol since 2001. Mr. Buchholtz has been our Chief Financial Officer since August 2007. Prior to his employment with Dakota Ethanol, Mr. Buchholtz worked in public accounting for 8 years. Mr. Buchholtz does not have an employment agreement. Mr. Buchholtz will continue his employment with the Company until his earlier resignation, death or removal.

Board of Managers of Dakota Ethanol, L.L.C.

Lake Area Corn Processors, LLC owns Dakota Ethanol, L.L.C. (“Dakota Ethanol”) as a wholly-owned subsidiary. Dakota Ethanol owns and operates a 40 million gallon per year ethanol plant in Wentworth, South Dakota, which produces ethanol, distillers grains and corn oil. Dakota Ethanol's board of managers consists of seven individuals. Lake Area Corn Processors elects all seven members of Dakota Ethanol's board of managers. These managers are elected annually by the board of Lake Area Corn Processors.  The Company selected Dave Wolles, Brian Woldt, Randy Hansen, Dale Thompson, Rick Kasperson, Ronald Alverson and Todd Brown, each of whose biographical information is provided above, to represent the Company on Dakota Ethanol's board of managers.

Officers of Dakota Ethanol, L.L.C.

The officers of Dakota Ethanol are Brian Woldt, Chairman; Randy Hansen, Vice-Chairman; Dave Wolles, Secretary; and Todd Brown, Treasurer.  Scott Mundt and Robbi Buchholtz are employees and executive officers of Dakota Ethanol. Detailed information about all officers of Dakota Ethanol can be found above under “Information About Nominees,” “Information About Non-Nominee Managers” and “Executive Officers and Management.”

Board Leadership Structure and Role In Risk Oversight

The Company is managed by a Chief Executive Officer that is separate from the Chairman of the Company's Board. The Board has determined that its leadership structure is effective to create checks and balances between the executive officers of the Company and the Board. The Board is actively involved in overseeing all material risks that face the Company. The Board administers its oversight functions by reviewing the operations of the Company and by overseeing the executive officers' management of the Company.

BOARD OF MANAGERS' MEETINGS AND COMMITTEES
The Board generally meets on a bi-monthly schedule. The Board held five meetings during the fiscal year ended December 31, 2010. Each manager attended at least 75% of the meetings of the Board during the fiscal year ended December 31, 2010.

The Board does not have a formalized process for holders of units to send communications to the Board. The Board believes this is reasonable given the accessibility of our managers. Members who wish to communicate with the Board are free to do so by contacting a manager via our website, fax, phone or in writing. The names of our managers are listed on our website at http://www.dakotaethanol.com/lacp.html.

The Board does not have a policy with regard to managers' attendance at annual meetings. Last year, all seven of our managers attended our annual meeting. Due to this high attendance record, it is the view of the Board that such a policy is unnecessary.

Audit Committee

The Board has a standing audit committee which includes each of the Company's managers. The primary duties and responsibilities of the Audit Committee are to: (i) monitor the integrity of our financial reporting process and systems of internal controls regarding finance, accounting, legal and regulatory compliance; (ii) appoint, compensate, retain and monitor the independence and qualifications of our independent auditors; (iii) monitor the performance of our internal audit function and independent auditors; and (iv) prepare an audit committee report to be included in our annual information statement.

The audit committee of the Board operates under a charter adopted by the Board, a copy of which is posted on our website at http://www.dakotaethanol.com/lacp/html. Under the charter, the audit committee must have at least three members. The Board appointed Ronald Alverson, Todd Brown, Dave Wolles, Randy Hansen, Rick Kasperson, Dale Thompson and Brian Woldt to serve on the audit committee. The chairperson of the audit committee is Rick Kasperson. The audit committee held four meetings during our fiscal year ended December 31, 2010. All of our audit committee members attended at least 75% of the audit committee meetings.
The audit committee is exempt from the independence listing standards because our securities are not listed on a national securities exchange or listed in an automated inter-dealer quotation system of a national securities association or to issuers of such securities. Nevertheless, all of our audit committee is independent within the definition of independence provided by NASDAQ rules 5605(a)(2) and 5605(c)(2).

The Board has determined that we do not currently have an audit committee financial expert serving on our audit committee. We do not have an audit committee financial expert serving on our audit committee because no member of our Board has the requisite experience and education to qualify as an audit committee financial expert as defined in Item 401 of Regulation S-K and the Board has not yet created a new manager position expressly for this purpose. The Board intends to consider such qualifications in future nominations to our Board and appointments to the audit committee.

Audit Committee Report
The audit committee delivered the following report to the Board on March 15, 2011. The following report of the audit committee shall not be deemed to be incorporated by reference in any previous or future documents filed by us with the Securities and Exchange Commission under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that we specifically incorporate the report by reference in any such document.
The audit committee reviews our financial reporting process on behalf of the Board. Management has the primary responsibility for the financial statements and the reporting process. Our independent auditors are responsible for expressing an opinion on the conformity of the audited financial statements to accounting principles generally accepted in the United States of America. The committee reviewed and discussed with management our audited financial statements as of and for the fiscal year ended December 31, 2010. The committee has discussed with McGladrey & Pullen, LLP, our independent auditors, the matters required to be discussed by Statement on Auditing Standards No. 61 Communication with audit committees, as amended, as adopted by the Public Accounting Oversight Board. The committee has received and reviewed the written disclosures and the letter to management from McGladrey & Pullen, LLP as required by the Public Company Accounting Oversight Board regarding the independent accountant's communications with the audit committee concerning independence and has discussed with the auditors the auditors' independence. The committee has considered whether the provision of services by McGladrey & Pullen not related to the audit of the financial statements referred to above and to the reviews of the interim financial statements included in our Forms 10-Q are compatible with maintaining McGladrey & Pullen's independence.

Based on the reviews and discussions referred to above, the audit committee recommended to the Board that the audited financial statements referred to above be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2010.

Audit Committee
Rick Kasperson, Chairman Todd Brown Dave Wolles Randy Hansen Ron Alverson Dale Thompson Brian Woldt

Independent Registered Public Accounting Firm
The audit committee selected McGladrey & Pullen, LLP as our independent registered public accountants for the fiscal year January 1, 2011 to December 31, 2011. A representative of McGladrey & Pullen, LLP is not expected to be present at the 2011 Annual Meeting. The Board will pass along any questions the members may have for the auditors to McGladrey & Pullen, LLP.
Audit Fees

Description	2010	2009
Audit Fees (i)	$92,500	$120,500
Audit-Related Fees (ii)	—	2,250
Tax Fees	—	—
All Other Fees	—	—

(i)    Audit fees to McGladrey & Pullen, LLP consist of fees for professional services rendered for the audit of the Company's financial statements, review of the 10-K filing, review of internal controls over financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act and review of the financial statements included in the Company's quarterly reports.
(ii)    Audit-Related fees to McGladrey & Pullen, LLP relate to work performed related to SEC comment letters, compliance letters, and other accounting matters.

For the years ended December 31, 2010 and 2009, the Company incurred no professional fees to its independent auditors with respect to other services. For the years ended December 31, 2010 and 2009, there were no fees billed by the Company's independent auditors for professional services rendered for information technology services relating to financial information systems design and implementation.

The Board has the sole authority to pre-approve all audit and non-audit services provided by the independent auditors to the Company. Prior to engagement of the principal independent registered public accountants to perform audit services for us, the principal accountant was pre-approved by our audit committee pursuant to our policy requiring such approval. One hundred percent (100%) of all audit services, audit-related services, tax-related services and other fee services were pre-approved by our audit committee.

Forward-Looking Statements

This information statement includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical facts included or incorporated herein may constitute forward-looking statements. Actual results could vary significantly from those expressed or implied in such statements and are subject to a number of risks and uncertainties. Although we believe that the expectations reflected in the forward-looking statements are reasonable, these expectations may not prove to be correct. The forward-looking statements involve risks and uncertainties that could affect our operations, financial performance and other factors as discussed in our filings with the Securities and Exchange Commission. Among the factors that could cause results to differ materially are those risks discussed in our Form 10-K for the year ended December 31, 2010, as filed with the SEC. You are urged to carefully review and consider the cautionary statements and other disclosures made in those filings, specifically those under the heading “Risk Factors.” We do not undertake any duty to update any forward-looking statement.

Nomination Committee

The nomination committee oversees the identification, evaluation and recommendation of individuals qualified to be managers. The major responsibilities of the nomination committee are to:

•Develop a nomination process for candidates for the Board;
•Establish criteria and qualifications for membership on the Board;
•Identify candidates to fill positions on the Board;
•Recommend candidates for vacancies on the Board; and
•Recommend to the Board candidates for election or reelection.

The nomination committee operates under a charter adopted by the Board, a copy of which can be found on our website at www.dakotaethanol.com/lacp.html.  The nominating committee held two meetings during our 2010 fiscal year and all members of the nominating committee attended at least 75% of the meetings. The nomination committee is currently comprised of three of our members, two of them currently serve on the Board. During our 2010 fiscal year, the nominating committee consisted of Brian Woldt, Ron Alverson and Alan May. Alan May does not satisfy all of the requirements to be deemed an independent director under NASDAQ Rule 5605(a)(2) because he is not a member of the Board. The Board approves and accepts the nominations that are made by the nominating committee.

Nomination Process

The nomination committee generally identifies potential candidates to the Board using two methods. First, the nomination committee solicits Class A members annually to submit nominations of persons to the nomination committee for consideration of being nominated to run for open Board seats. Second, the nomination committee attempts to solicit individuals whom it believes would make good candidates to the Board in light of specific qualities, skills or needs of the Board. Each of the nominees for the 2011 Annual Meeting were identified through a solicitation of names from the members of the Company.

Before the nomination committee approves and recommends any person for nomination, the person must meet certain minimum qualifications. The person must have no criminal record or disciplinary history pertaining to certain specified acts or events; the person must be “independent” as defined by the SEC and NASDAQ, except that a person is not prohibited from serving if he or she receives payment from us for the delivery and sale of corn; the person must satisfactorily complete a nomination application that requests certain personal background information, including employment history, educational background and community or organization involvement; and the person must possess certain general qualities including superb ethics, loyalty and commitment, a willingness to act on and be accountable for decisions, an ability to analyze and communicate effectively, and an ability to work well with others. The nomination committee does not have a formal process for considering diversity in making nominations for the manager election. The nomination committee believes this is reasonable because the members are involved in choosing the individuals who will be considered by the nomination committee.

In preparation for the 2011 Annual Meeting, the nomination committee actively solicited members to submit nominations to the Board. The committee also posted a notice in the Company's November 2010 newsletter soliciting member interest in running for the open manager seats. The nomination committee received a total of four nominations from the members, three of whom are incumbents of the Board.

The nomination committee approved and recommended to the Board that the four nominees submitted be included on the ballot for the 2011 Annual Meeting and election. Detailed information about each nominee is provided above in the “Information about Nominees” section.

Compensation Committee

Currently the entire Board is appointed to the compensation committee. Each member of the compensation committee is independent pursuant to NASDAQ Rule 5605(a)(2). Our compensation committee makes compensation decisions related to the compensation of our Chief Executive Officer, Scott Mundt. The compensation committee reviews the compensation of our Chief Executive Officer annually. Mr. Mundt is compensated based on the terms of his employment agreement described below. Our compensation committee delegates the responsibility for setting the compensation of our other employees, including Rob Buchholtz our Chief Financial Officer, to Mr. Mundt. The compensation committee does not use compensation consultants in setting the compensation of our executive officers.

Our compensation committee operates under a charter. A copy of the compensation committee charter is posted on our website at www.dakotaethanol.com/lacp.html.

Compensation Committee Interlocks and Insider Participation

None of the members of the executive compensation committee is or has been an employee of the Company. There are no interlocking relationships between our Company and other entities that might affect the determination of the compensation of our executive officers.

SUMMARY COMPENSATION TABLE

The following table sets forth all the compensation paid by us to our principal executive officer and our principal financial officer during the fiscal years ended December 31, 2010, 2009 and 2008.

Name and Principal Position	Fiscal Year	Salary	Bonus(1)	All Other Compensation	Total
Scott Mundt	2010	$156,000	$59,114	$—	$215,114
Principal Executive Officer	2009	150,000	40,904	—	190,904
	2008	90,000	69,475	—	159,475
Rob Buchholtz	2010	97,233	11,078	—	108,311
Principal Financial Officer	2009	90,012	759	—	90,771
	2008	80,630	7,124	—	87,754

(1) For our 2008 fiscal year, Mr. Mundt received a cash bonus at a rate of 0.3% of our monthly adjusted earnings as that term is defined in Mr. Mundt's employment agreement. Following the end of our 2008 fiscal year, this rate was increased to 0.5% of our monthly adjusted earnings. This performance bonus was capped at $75,000 as of January 1, 2009.

Other than our principal executive officer and principal financial officer, no officer or other employee received compensation in excess of $100,000 during any of the fiscal years ended December 31, 2010, 2009 and 2008. Mr. Scott Mundt has discretion to set the compensation of our principal financial officer, Mr. Rob Buchholtz. The Board sets the compensation that is paid to the managers for their services as managers. We have not issued, either directly, or as part of a long-term incentive plan, any options or stock appreciation rights or any other equity-based compensation to any executive officer or manager.

Our Chief Executive Officer, Mr. Scott Mundt, has an employment contract with the Company. This employment contract was originally executed on October 17, 2005. Following the end of our 2008 fiscal year, our compensation committee reviewed Mr. Mundt's employment contract. Based on a review of compensation paid to other chief executive officers in the ethanol industry, the compensation committee decided to enter into a new employment agreement with Mr. Mundt to adjust Mr. Mundt's compensation to be competitive with the compensation paid to other chief executive officers in the ethanol industry. As a result, the Company executed a new employment agreement which was effective as of January 1, 2009. The new employment agreement provides for a base salary of $150,000 and increases the performance based bonus from 0.3% of adjusted earnings to 0.5% of adjusted earnings. Mr. Mundt's employment agreement provides for a cap on the performance based bonus of $75,000. The adjusted earnings that are used to determine the performance based bonus is our gross earnings calculated before deductions for interest expense, income taxes, depreciation and amortization, and without including any governmental incentive income as determined using Generally Accepted Accounting Principles applied on a consistent basis. This performance based bonus is calculated using our financial statements prepared for our SEC reporting obligations.

The employment agreement calls for at will employment which can be terminated by either us or Mr. Mundt at any time, without cause or notice. However, if we terminate Mr. Mundt's employment without cause, Mr. Mundt is entitled to a severance package of six months of his base salary. If Mr. Mundt is terminated for cause, he does not receive any severance. Further, if we experience a change in control, Mr. Mundt is entitled to an additional payment. On a change in control of the Company, where the compensation paid is equal to or greater than 150% of our book value, Mr. Mundt is entitled to receive three times his annual base salary. If a change in control occurs and the compensation paid for the Company is less than 150% of our book value, Mr. Mundt is entitled to his annual base salary. Mr. Mundt also receives full payment of his health insurance, dental insurance and full payment of his short term disability insurance.

COMPENSATION DISCUSSION AND ANALYSIS

Compensation Objective

We pursue a compensation objective that allows for maximum transparency to our members and allows for performance based compensation. We only provide for cash compensation, either in the form of base salaries or cash performance bonuses. Mr. Mundt receives a cash bonus based on our adjusted earnings which we believe ties his compensation to our financial performance which aligns our Chief Executive Officer's bonus with our members' goal of increasing net income. We do not have any unit option or equity-based compensation or stock appreciation right compensation. We only have one employment agreement and that is with Mr. Mundt. Other than Mr. Mundt and Mr. Buchholtz, none of our executive officers, managers or employees receives compensation in amounts greater than $100,000. The Board makes executive compensation decisions based on market rates for similarly qualified individuals in our industry and strives to provide comparable compensation to other companies in our industry.

We compensate members of the Board at a fixed rate based on the number of meetings each attends and for certain out of pocket expenses. Our managers do not receive any additional performance based compensation including any stock options or stock appreciation rights.

We believe that the performance based bonus we pay to Mr. Mundt is important in order to encourage the efficient operation of the ethanol plant and to institute accountability between performance and compensation for Mr. Mundt. In addition to the performance based cash bonus Mr. Mundt receives, all of our other employees receive an annual cash bonus equal to one percent of the net income of our plant. This cash bonus is split equally among all qualifying employees who have been employed at the ethanol plant for at least six months, which includes our Chief Financial Officer, Rob Buchholtz. We believe that this cash bonus compensation provides an incentive to our employees to operate the ethanol plant in an efficient manner and ties bonus compensation to the performance of our ethanol plant.

The fact that we only have one employment contract and do not offer any option or stock appreciation based compensation allows us to control the level of our compensation on a year to year basis. We only compensate our employees, managers and executive officers based on cash awards and will not therefore have to make any future compensation payments for previous years' activities. This allows us to tie our compensation to the year when the services were rendered and our ethanol plant's performance in that year. The sole compensation agreement we have with Mr. Mundt provides for compensation at a fixed rate and a fixed bonus percentage and does not therefore provide for discretionary compensation. However, base compensation to our Chief Financial Officer, Rob Buchholtz is discretionary and is generally reviewed annually by our Chief Executive Officer, Scott Mundt.

Tax Effects of Compensation

None of our executive officers, managers, or employees receives compensation in excess of $1,000,000 and therefore we anticipate the entire amount of our compensation is deductible as a business expense. Certain large executive compensation awards are not tax deductible by companies making such awards. None of our compensation arrangements are likely to reach this cap in the foreseeable future.

Board of Managers

During our 2010 fiscal year, our managers were reimbursed for mileage and actual expenses of attending Board and committee meetings and were provided a per diem fee for services performed on our behalf in the amount of $200 for each regular Board meeting, plus a monthly communications allowance of $25.  In addition, all committee members receive a per diem fee of $100 for each special or committee meeting attended.  The managers also receive the same membership benefits as other members receive in proportion to their membership interests in the Company.

Compensation Committee Report

The compensation committee delivered the following report to the Board on March 30, 2011. The following report of the compensation committee shall not be deemed to be incorporated by reference in any previous or future documents filed by us with the Securities and Exchange Commission under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that we specifically incorporate the report by reference in any such document.

The compensation committee reviews our compensation process. The committee reviewed and discussed with management our compensation discussion and analysis as of and for the fiscal year ended December 31, 2010. Based on the reviews and discussions referred to above, the compensation committee recommended to the Board that the compensation discussion and analysis referred to above be included in our information statement for the fiscal year ended December 31, 2010.

Compensation Committee
Dale Thompson, Chairman
Todd Brown
Dave Wolles
Randy Hansen
Ron Alverson
Rick Kasperson
Brian Woldt

Security Ownership of Certain Beneficial Owners

The following table sets forth the current beneficial ownership of our capital units, both in terms of equity and voting interests, by managers of the Board, executive officers and nominees to the Board. No person, including any group, is known to be the beneficial owner of more than 5% of our capital units. Except as indicated by footnote, a person named in the table below has sole voting and sole investment power for all units beneficially owned by that person.

Title of Class	Name and Address(1) of Beneficial Owner	Amount and Nature of Beneficial Ownership	Equity Percent of Class	Voting Percent of Class
Class A Units	Ronald Alverson(2)	338,250	1.1%	*
Class A Units	Todd Brown(3)	250,000	*	*
Class A Units	Rob Buchholtz	—	—	—
Class A Units	Shelia Gerry(4)	20,000	*	*
Class A Units	Randy Hansen	45,000	*	*
Class A Units	Rick Kasperson(5)	64,000	*	*
Class A Units	Scott Mundt	20,000	*	*
Class A Units	Dale Thompson(6)	265,000	*	*
Class A Units	Brian Woldt(7)	131,000	*	*
Class A Units	Dave Wolles	160,000	*	*
	Total	1,293,250	4.4%	*
* Equals less than 1% of the class.
_____________
(1) Addresses for the managers and nominees listed above are set forth under “Information About Nominees” or “Information About Non-nominee Managers.”
(2) Mr. Alverson owns these 338,250 units jointly with his wife, with shared investment and voting power.
(3) Mr. Brown owns 233,000 units jointly with his wife, with shared investment and voting power. Mr. Brown beneficially owns 17,000 units which are owned by his children. Mr. Brown disclaims beneficial ownership of the 17,000 units owned by his children.
(4) Ms. Gerry owns these 20,000 units through the Gerry Family Trust. Ms. Gerry shares investment and voting power with respect to these units with her spouse.
(5) Mr. Kasperson owns these 64,000 units jointly with his wife, with shared investment and voting power.
(6) Mr. Thompson owns these 265,000 units jointly with his wife, with shared investment and voting power.
(7) Mr. Woldt has pledged these 131,000 units as collateral.

BOARD OF MANAGERS COMPENSATION

The table below shows the compensation paid to each of our managers for the fiscal year ended December 31, 2010.

MANAGER COMPENSATION
		Annual Compensation
Name	Fiscal Year	Fees Earned or Paid in Cash	All Other Compensation	Total Compensation
Ronald Alverson	2010	$3,300	$—	$3,300
Todd Brown	2010	3,000	—	3,000
Randy Hansen	2010	3,000	—	3,000
Rick Kasperson	2010	3,100	—	3,100
Dale Thompson	2010	3,100	—	3,100
Doug Van Duyn	2010	1,200	—	1,200
Brian Woldt	2010	3,200	—	3,200
Dave Wolles	2010	1,800	—	1,800

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requires our officers and managers, and persons who own more than 10% of a registered class of our equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission (the “SEC”). Officers, managers and greater than 10% beneficial owners are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file. To our knowledge, based solely on a review of the copies of such reports furnished to us and written representations from our officers and managers, all Section 16(a) filing requirements were complied with during the fiscal year ended December 31, 2010 except for one late Form 4 filing by Brian Woldt.

Certain Relationships and Related Transactions

None of the individual managers of our Board or nominees to the Board or executive officers, have entered into, or anticipate entering into, any contractual or other transactions between themselves, Dakota Ethanol or the Company, except for corn delivery agreements identical to those provided to other members.

Pursuant to the Operating Agreement, we may enter into relationships and agreements with certain related parties so long as a majority of disinterested managers approve the relationship or agreement. The Operating Agreement requires any agreements we have with our members to be on terms no less favorable than we could receive from a disinterested third party. We have no formal written policy concerning related party transactions other than the Operating Agreement, however, we adhere to the requirements of the Operating Agreement when approving all transactions, including those involving certain parties covered by Item 404 of Regulation S-K. This procedure would be followed for all contractual relationships we enter into, including employment agreements, purchase and sale agreements, and compensation agreements.

ANNUAL REPORT AND FINANCIAL STATEMENTS

Our Annual Report to the Securities and Exchange Commission on Form 10-K, including the financial statements and the notes thereto, for the fiscal year ended December 31, 2010, is posted on our website at http://www.dakotaethanol.com/lacp.html.

These annual meeting materials are being delivered pursuant to the Internet Availability of Proxy Materials rules promulgated by the SEC. We will provide each member a printed or e-mail copy of the Information Statement, Ballot and Annual Report on Form 10-K without charge within three business days of receiving a written request. Members should direct any requests for a printed or e-mail copy of the annual meeting materials as follows: (i) by calling our office at (605) 483-2676 or toll free at (888) 539-2676; (ii) by written request directed to Alan May, Membership Coordinator, Lake Area Corn Processors, P.O. Box 100, Wentworth, South Dakota 57075; (iii) by e-mail to Alan May at amay@dakotaethanol.com; or (iv) on our website at http://www.dakotaethanol.com/lacp.html on or before May 17, 2011, to facilitate timely delivery. We will provide each member a copy of the exhibits to the Annual Report on Form 10-K upon written request and payment of specified fees. The 2010 Annual Report on Form 10-K complete with exhibits and the Information Statement are also available from the SEC at 6432 General Green Way, Mail stop 0-5, Alexandria, VA 22312-2413, by e-mail at foiapa@sec.gov or fax at (703) 914-2413 or through the EDGAR database available from the SEC's internet site (www.sec.gov).

The Securities and Exchange Commission has approved a rule governing the delivery of annual disclosure documents. The rule allows the Company to send a single Notice of Internet Availability of Proxy Materials to any household at which two or more members reside unless the Company has received contrary instructions from one or more member(s). This practice, known as “householding,” is designed to eliminate duplicate mailings, conserve natural resources and reduce printing and mailing costs. Each member will continue to receive a separate ballot. If you wish to receive a separate Notice of Internet Availability of Proxy Materials than that sent to your household, either this year or in the future, you may contact the Company by telephone at (605) 483-2676 or toll free at (888) 539-2676; by e-mail at amay@dakotaethanol.com; or by written request directed to Alan May, Membership Coordinator, Lake Area Corn Processors, P.O. Box 100, Wentworth, South Dakota 57075 and the Company will promptly send you a separate Notice of Internet Availability of Proxy Materials. If members of your household receive multiple copies of our Notice of Internet Availability of Proxy Materials, you may request householding by contacting the Company by telephone at (605) 483-2676 or toll free at (888) 539-2676 or by written request directed to Alan May, Membership Coordinator, Lake Area Corn Processors, P.O. Box 100, Wentworth, South Dakota 57075.

MEMBER PROPOSALS

In order to be considered for inclusion in next year's information statement, member proposals must be submitted in writing to us by February 14, 2012. Manager nominations must be made on a Manager Nomination Petition and submitted to us by March 1, 2012, unless we notify the members of a different deadline. We suggest that proposals for the 2012 Annual Meeting of members and manager nominations be submitted by certified mail-return receipt requested.

Members who intend to present a proposal at the 2012 Annual Meeting of members without including such proposal in our information statement, must provide us notice of such proposal no later than February 14, 2012. We reserve the right to reject, rule out of order, or take appropriate action with respect to any proposal that does not comply with these and other applicable requirements.

If we do not receive notice of a member proposal intended to be submitted to the 2012 Annual Meeting by February 14, 2012, such proposal will not be presented to the members at the 2012 Annual Meeting.

Rule 14a-11 under the Exchange Act

Members who wish to nominate a manager candidate or make a member proposal pursuant to Rule 14a-11 of the Exchange Act, must file the required notice on Schedule 14N no earlier than November 16, 2011 and no later than December 16, 2011 and follow the other requirements of Rule 14a-11.

CODE OF ETHICS

All of the managers of our Board, officers, and employees, are required to comply with our Code of Ethics adopted by the Board in 2003.  A copy of the Code of Ethics can be obtained without charge by writing to us at the following address:

Membership Coordinator
Lake Area Corn Processors
46269 SD Hwy 34
P.O. Box 100
Wentworth, South Dakota  57075

Amendments and modifications to, and waivers of, the Code of Ethics, will be promptly disclosed to the members, to the extent required under the Exchange Act on a current report on Form 8-K.

CLASS A MEMBER BALLOT

LAKE AREA CORN PROCESSORS, LLC
2011 Annual Meeting

By signing below, I certify that:

      I am either the owner or the authorized representative of the owner of Class A Capital Units of Lake Area Corn Processors, LLC, and have full power and authority to vote such capital units; and

      I vote such capital units on the following matters as set forth below.

PROPOSAL ONE: MANAGER ELECTION. Please place an X in the box next to the nominee for which you wish to vote. YOU MUST VOTE FOR THREE (3) NOMINEES. If you vote FOR more than three nominees or less than three nominees, your ballot will be void, however, you will be counted for determining whether a quorum is present at the 2011 Annual Meeting.

	For	Withhold/Abstain

Todd Brown	☐	☐

Shelia Gerry	☐	☐

Dale Thompson	☐	☐

Brian Woldt	☐	☐

PROPOSAL TWO: EXECUTIVE COMPENSATION CALLED SAY-ON-PAY (NON-BINDING ADVISORY VOTE).

For     ☐        Against     ☐        Abstain     ☐

PROPOSAL THREE: FREQUENCY OF SAY-ON-PAY VOTE (NON-BINDING ADVISORY VOTE).

Every Year ☐    Every Two Years ☐    Every Three Years ☐     Abstain ☐

PROPOSAL FOUR: REMOVING TERM LIMITS FOR MANAGERS (NON-BINDING ADVISORY VOTE).

For     ☐        Against         ☐        Abstain     ☐

Ballots must be RECEIVED by 5:00 p.m. local time on Monday, May 23, 2011 at our office, either by mail or fax or must be hand delivered to the 2011 Annual Meeting in order to valid. You may fax the ballot to the Company at (605) 483-2681 or mail it to us at P.O. Box 100, Wentworth, South Dakota 57075.

Date: _________________
Signature __________________________________________ Print Name

Date: _________________
Signature __________________________________________ Print Name

PLEASE NOTE: If membership units are jointly owned, such as joint ownership between a husband and wife, both joint owners must sign the ballot for it to be valid.